Exhibit 99.1

Contacts:

Thomas R. Staab, II

ir.contact@lensar.com

LENSAR, Inc. Begins Trading on NASDAQ

ORLANDO, Fl. (October 2, 2020) – LENSAR, Inc. (NASDAQ: LNSR) (“LENSAR” or “the Company”), a global medical technology company focused on femtosecond laser surgical solutions for the treatment of cataracts, today announced the completion of its spin-off from PDL BioPharma, Inc. (NASDAQ: PDLI) (“PDL”). Beginning today, LENSAR shares will commence “regular-way” trading on the NASDAQ Stock Market.

The distribution of LENSAR common stock took place on October 1, 2020. PDL stockholders received 0.075879 shares of LENSAR common stock for every one share of PDL common stock outstanding at 5:00 p.m., Eastern Time, on September 22, 2020, the record date for the spin-off. Stockholders of PDL who have acquired shares of PDL common stock in the “regular way” market since shortly before the record date and through October 1, 2020 acquired such shares with an entitlement to receive shares of LENSAR common stock in connection with the distribution. Stockholders of PDL who acquired their shares of PDL common stock ex-distribution during that time did so without an entitlement to receive shares of LENSAR common stock in connection with the distribution.

About LENSAR

LENSAR is a commercial-stage medical device company focused on designing, developing and marketing an advanced femtosecond laser system for the treatment of cataracts and the management of pre-existing or surgically induced corneal astigmatism. Its LENSAR Laser System incorporates a range of proprietary technologies designed to assist the surgeon in obtaining better visual outcomes, efficiency and reproducibility by providing advanced imaging, simplified procedure planning, efficient design and precision.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including as it relates to the Company’s regular-way trading. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Important factors that could impair the value of the Company’s assets and business are disclosed under the heading “Risk Factors” contained in the Company’s Form 10 Registration Statement, as amended, filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by such factors. The Company does not undertake any duty to update any forward-looking statement except as required by law.